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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated December 14, 2005 (January 12, 2006 as to Note 19), relating to the financial statements of pSivida Limited and subsidiaries appearing in the Annual Report on Form 20-F of pSivida Limited for the year ended June 30, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/  DELOITTE TOUCHE TOHMATSU
DELOITTE TOUCHE TOHMATSU
Perth, Australia
June 28, 2006